UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

UNITED RENTALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

In connection with the Annual Meeting of Stockholders of United Rentals, Inc. (the “Company”) scheduled to be held on June 13, 2006, the Company is providing the following information to its stockholders.

The Company’s management will recommend to the Company’s Board of Directors at the next regularly scheduled meeting of the Board, currently scheduled to be held on June 13, 2006, that the Board amend the United Rentals, Inc. 2001 Comprehensive Stock Plan (formerly the United Rentals, Inc. 2001 Senior Stock Plan) to clarify that options may not be re-priced, either directly or indirectly through the cancellation of awards and substitution of new awards therefor, to lower the exercise price of such options. A copy of the 2001 Comprehensive Stock Plan is included as Appendix B to the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held on June 13, 2006, which was filed with the SEC on May 1, 2006.